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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C., 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          PACIFIC FINANCIAL CORPORATION
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                   WASHINGTON
                                   ----------
                    (State of Incorporation or Organization)

                                   91-1815009
                                   ----------
                           (I.R.S. Identification No.)

             300 EAST MARKET STREET, ABERDEEN, WASHINGTON 98520-5244
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A,(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A,(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-86687

Securities to be registered pursuant to Section 12(b) of the Act:  None


Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $1.00 PAR VALUE
                          -----------------------------
                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by this Item 1 is incorporated by reference to the S-4 Registration Statement filed by Harbor Bancorp, Inc. ("Harbor") (Registration No. 333-86687), and the prospectus subsequently filed by Bancorp pursuant to Rule 424(b) ("Prospectus"). Such Prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

         The S-4 Registration Statement referenced above (Registration No. 333-86687) was filed pursuant to the merger of Pacific Financial Corporation and Harbor, which Merger became effective on December 15, 1999. Under the terms of the merger agreement governing the transaction, Pacific Financial Corporation was merged with and into Harbor, with Harbor as the merged corporation, operating under the name "Pacific Financial Corporation."


ITEM 2.           EXHIBITS

                  1.       Specimen Common Stock Certificate of Registrant

                  2a.      The Restated Articles of Incorporation of Registrant

                  2b.      The Bylaws of Registrant



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       PACIFIC FINANCIAL CORPORATION


                                       By:  /s/ Robert J. Worrell
                                            ------------------------------------
                                            Robert J. Worrell, Chief Executive
                                            Officer

                                       Dated:    February 28, 2000
                                             -----------------------------------



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